Exhibit 10.1

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement ("Settlement Agreement") is entered into by and between BION ENVIRONMENTAL TECHNOLOGIES, INC. ("BION"), BION TECHNOLOGIES, INC. ("BION TECH"), BION 3G-1 LLC ("3G-1"), (from time to time collectively referred to as "Bion Group"), and THE HAMSTRA GROUP, INC. ("Hamstra"). The parties to this Settlement Agreement are referred to herein from time to time as the "Parties," or each singularly, as a "Party." The "Effective Date" is July 14, 2026.

Recitals

WHEREAS, Hamstra is a general contractor that was hired by BION to act as the general contractor to construct, amongst other things, an Ammonia Recovery System (the "Project") at the property located at 5093 East 700 North, Fair Oaks, Newton County, Indiana (the "Property").

WHEREAS, BION TECH and 3G-1 are subsidiaries and/or affiliates of BION.

WHEREAS, BION entered into a contract for the Project with Hamstra on January 3, 2023 (the "Hamstra Contract"). The original contract price was $2,056,816.80. Through the course of the work, there were 14 change orders, which added a total of $1,063,288.29 to the contract price for a total contract price of $3,120,085.09.

WHEREAS, Hamstra completed all work required of it under its contract with BION and yet, to date, BION has failed to pay $1,494,512.72 to Hamstra under the contract. With interest, the total amount now due to Hamstra is $1,774,512.72 (the "Hamstra Balance").

WHEREAS, on April 16, 2024, Hamstra secured its lien claim on the Property when it recorded its Sworn Statement and Notice of Intention to Hold Mechanic's Lien upon the Property in the office of the Recorder for Newton County, Indiana recorded as Document Number 20240860 ML (the "Bion Ammonia Recovery Contract Lien").

WHEREAS, in the Newton County litigation, on June 20, 2025, Hamstra filed a cross-claim against BION alleging Breach of Contract against BION (Count I) and Unjust Enrichment against BION (the "Hamstra Cross-Claim").

WHEREAS, on April 14, 2025, Hamstra initiated a civil lawsuit in the U.S. District Court for the Northern District of Indiana Lafayette Division Case Number: 4:25-cv-0024 against BION, BION TECH, and 3G-1 alleging claims for Breach of Contract against BION (Count I), Foreclosure of mechanic's lien against BION, BION TECH, and 3G-1 (Count II), and Unjust Enrichment against BION, BION TECH, and 3G-1 (Count III).

WHEREAS, the Hamstra Cross-Claim and any and all claims brought by or against any Party under Case Number 56C01-2503-MF-000316 currently pending in Newton County, Indiana are hereinafter (the "State Litigation").

WHEREAS, the Hamstra Complaint and any and all claims brought by or against any Party under Case Number 4:25-cv-0024 currently pending in the Northern District of Indiana are hereinafter (the "Federal Litigation").

WHEREAS, Hamstra, BION, BION TECH, and 3G-1 have determined it would be beneficial to resolve their disputes rather than continue in protracted litigation and therefore have mutually agreed upon the following settlement terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing Recitals and the mutual promises and covenants set forth herein and for good and valuable consideration, the sufficiency of which the Parties hereby acknowledge, and intending to be legally bound hereby, the Parties agree as follows:

1.	Incorporation. The Recitals set forth above are incorporated into this Settlement Agreement as if set forth verbatim.

2.	BION Promissory Note. In consideration of the releases and other consideration contemplated herein, BION shall issue to Hamstra a convertible promissory note (the "Note") in the principal amount of $1,774,512.72 (the "Note Amount"), in the form attached hereto, made a part hereof and designated as Exhibit A. Hamstra’s rights and remedies under this Agreement are in addition to, and not in lieu of, Hamstra’s rights and remedies under the Note. Bion’s obligations under this Agreement are in addition to, and not in lieu of, its obligations under the Note.

Without limiting any other rights and remedies which Hamstra has (or may have) under the Note, an Event of Default (as defined under the Note) shall be considered a breach of this Agreement by Bion and Hamstra shall have the right to recover and exercise all rights and remedies it has (or may have) under this Agreement and the Note including, without limitation, its rights against the building and equipment located at the Property (the “Collateral”) and Bion waives any defenses to Hamstra’s enforcement of its security interest in the Collateral.

3.	Hamstra/Dilling Payment Schedule. As part of the overall settlement, Hamstra has separately agreed to pay Dilling Group, Inc. $653,915.00 (the "Dilling Balance") pursuant to a separate settlement agreement between Hamstra and Dilling (the "Hamstra/Dilling Agreement"), whereby any and all litigation and lien claims between Hamstra and Dilling Group, Inc. arising from or related to the Project shall be dismissed without prejudice. BION acknowledges that the $653,915.00 cash payment that will be made to Hamstra upon a Qualified Financing event, as defined in the Convertible Promissory Note, is intended to fund Hamstra's obligations to Dilling under the Hamstra/Dilling Agreement.

4.	Hamstra Conversion of Note Balance. Upon the execution of a Qualified Financing and payment under Section 3, above, the outstanding principal amount of the Note , plus any unpaid accrued interest shall automatically convert into Securities of the Company at a conversion price equal to the price paid for Securities of the Company by the Investors in the Qualified Financing, as defined in the Convertible Promissory Note.

5.	Hamstra Release of Claims. Upon full execution of this Settlement Agreement and entry of dismissal orders dismissing the State Litigation and the Federal Litigation without prejudice, Hamstra, in consideration of the terms and provisions of this Settlement Agreement and other good and valuable consideration duly acknowledged, for itself and on behalf of its respective principals, shareholders, owners, officers, directors, parents, subsidiaries, affiliates, divisions, related entities, employees, attorneys, agents, insurers, sureties, representatives, predecessors, successors and assigns, fully and finally release, remise, acquit and forever discharge: BION, BION TECH, and 3G-1, and their respective principals, shareholders, owners, officers, directors, parents, subsidiaries, affiliates, divisions, related entities, employees, attorneys, agents, insurers, sureties, representatives, predecessors, successors and assigns (collectively "The Hamstra Released Parties") from and against any and all claims, expenses, costs, obligations, losses, damages, demands, debts, assessments, suits, causes of action, fees or liabilities (including, without limitation, attorneys' fees and costs) of any kind, whether of a legal or equitable nature and whether known or unknown, suspected or unsuspected, accrued or unaccrued, and asserted or which were asserted or which could have been asserted against the Hamstra Released Parties, including without limitation in the State Litigation and the Federal Litigation, with the sole exception of the claims set forth in Paragraph 6 of this Settlement Agreement.

6.	BION, BION TECH, and 3G-1 Release of Claims. Upon full execution of this Settlement Agreement and entry of dismissal orders dismissing the State and Federal Litigation without prejudice, BION, BION TECH, and 3G-1, in consideration of the terms and provisions of this Settlement Agreement and other good and valuable consideration duly acknowledged, for themselves and on behalf of their respective principals, shareholders, owners, officers, directors, parents, subsidiaries, affiliates, divisions, related entities, employees, attorneys, agents, insurers, sureties, representatives, predecessors, successors and assigns, fully and finally release, remise, acquit and forever discharge: Hamstra, and its respective principals, shareholders, owners, officers, directors, parents, subsidiaries, affiliates, divisions, related entities, employees, attorneys, agents, insurers, sureties, representatives, predecessors, successors and assigns (collectively "The BION Released Parties") from and against any and all claims, expenses, costs, obligations, losses, damages, demands, debts, assessments, suits, causes of action, fees or liabilities (including, without limitation, attorneys' fees and costs) of any kind, whether of a legal or equitable nature and whether known or unknown, suspected or unsuspected, accrued or unaccrued, and asserted or which were asserted or which could have been asserted against the BION Released Parties, including without limitation in the State Litigation and the Federal Litigation, with the sole exception of the claims set forth in Paragraph 6 of this Settlement Agreement.

7.	Claims Exempted from Releases. Claims excepted from the releases in Paragraphs 6 through 7 herein include the following:

(a)	(a) Third-Party Property Damage and Personal Injury Claims. The Parties expressly reserve and exclude from the Releases set forth in Paragraphs 6 through 7 above claims for contribution, to the extent available under applicable law, and indemnity between the Parties that arise out of: (i) third party claims for property damage arising from the Project; or (ii) third party claims for personal injury or death arising from the Project. The Parties further expressly reserve, and do not waive, any and all defenses to any such third-party claims. As of the Effective Date, the Parties represent for themselves that they are each not aware of any third-party property damage or personal injury claims.

(b)	(b) Claims for breach of this Settlement Agreement.

8.	Dismissal of Litigation. Within five (5) business days after all Parties have executed this Settlement Agreement, the Parties shall file: (a) A Stipulation of Dismissal without Prejudice signed by counsel for all parties to the State Litigation, dismissing without prejudice all claims asserted in the State Litigation and striking any court dates; and (b) A Stipulation of Dismissal without Prejudice signed by counsel for all parties to the Federal Litigation, dismissing without prejudice all claims asserted in the Federal Litigation and striking any court dates.

Hamstra will ensure the Hamstra/Dilling Agreement, whereby any and all litigation and lien claims between Hamstra and Dilling Group, Inc. arising from or related to the Project shall be dismissed without prejudice, is executed and properly recorded.

If, upon maturity of the Note, BION has complied with all the terms of the Note, Hamstra shall enter Orders dismissing the State and Federal Litigation with prejudice.

9.	Release/Discharge of Mechanics' Lien. Within five (5) business days after all Parties have executed this Settlement Agreement, Hamstra shall: (a) record with the Recorder's Office of Newton County, Indiana and furnish to all Parties a recorded copy of a Release of Mechanic's Lien releasing the Bion Ammonia Recovery Contract Lien; and (b) take any other reasonable action that may be necessary to release and discharge the Lien.

10.	Non-Admission of Liability. The Parties acknowledge and agree that this Settlement Agreement reflects a compromise, resulting from arms-length negotiations conducted between the Parties' attorneys with the Parties' full approval and consent. For these and other reasons, the Parties agree that nothing in this Settlement Agreement shall be construed as an assignment or admission of fault or liability nor shall be considered an admission of the truth or legal sufficiency of any claims or counterclaims.

11.	Representative Authority. The Parties and the signatories below hereby represent and warrant that they are authorized, individually and through their undersigned representatives, to execute this Settlement Agreement and that authorization from any other person or entity is not required for this Settlement Agreement to constitute a binding and enforceable agreement or to accomplish the purposes intended hereunder.

12.	Material Event; SEC Disclosure. The Parties acknowledge that BION is a publicly reporting company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Parties further acknowledge that this Settlement Agreement, including the issuance of the Note and the potential conversion of a portion of the Note Amount into shares of BION common stock, constitutes a material event requiring public disclosure by BION. Accordingly, notwithstanding any other provision of this Settlement Agreement, BION shall, within four (4) business days of the Effective Date, file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) disclosing the material terms of this Settlement Agreement, as required under the Exchange Act. In addition, BION shall make such public disclosure as is necessary to satisfy its obligations under Regulation FD (17 C.F.R. § 243.100 et seq.) to ensure that any material, non-public information concerning this Settlement Agreement is disclosed simultaneously and broadly to the public. The Parties agree to cooperate in good faith to coordinate the timing and content of any such disclosures.

13.	Costs and Fees. Each Party is responsible for its own expenses, costs, consultant and expert fees and attorneys' fees associated with or arising from the released claims and/or the negotiation of this Settlement Agreement.

14.	Successors and Assigns. This Settlement Agreement shall be binding on and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives.

15.	Merger, Integration, Modification, and No Waiver. Except as set forth herein, all prior settlement discussions including not limited to any settlement related agreements, negotiations, promises, offers, acceptances, representations, covenants and understandings are merged and integrated into this Settlement Agreement's terms and conditions. This Settlement Agreement and its terms may not be amended, modified, or waived except in writing signed by all Parties. Any Party's failure to insist upon another Party's strict performance to this Settlement Agreement's provisions shall not be deemed a waiver of any of this Settlement Agreement's provisions.

16.	Governing Law; Jurisdiction and Venue. This Settlement Agreement is to be governed by and construed under the laws of the State of Indiana without application of any conflict of laws, rules or concepts. Any and all claims arising from the interpretation or enforcement of this Settlement Agreement shall be made in the appropriate court of Newton County, Indiana, and all Parties consent to the exclusive jurisdiction and venue of such tribunal(s) for any and all disputes related to or arising from this Settlement Agreement.

17.	Counterparts. This Settlement Agreement may be executed in counterparts, each of which may be executed and delivered via PDF or electronic delivery with the same validity as if it were an ink-signed document and each of which shall be effective and binding on the Parties as of the Effective Date. Each such counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one and the same Settlement Agreement.

18.	Acknowledgment, Legal Representation, No Draftsman. All Parties acknowledge that they have read and fully understand all provisions of this Settlement Agreement, they have consulted with an attorney or had the opportunity to consult with an attorney, and they each enter into this Settlement Agreement voluntarily and on an informed basis. This is a negotiated agreement, and no Party is or shall be deemed the drafter of this Settlement Agreement. This Settlement Agreement shall not be construed against any Party on the ground that said Party drafted it.

19.	Enforceability. To the extent any provision herein is deemed unenforceable, the rest of the provisions shall remain enforceable.

[Signature page to follow.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties, through their duly authorized representatives, have executed this Settlement Agreement as of the Effective Date.

[HAMSTRA GROUP, INC.]

By: /s/ Greg Hamstra

Name:_Greg Hamstra

Title: President

[BION ENVIRONMENTAL TECHNOLOGIES, INC., BION TECHNOLOGIES, INC., and BION 3G-1 LLC]

By: /s/ Stephen C. Scott

Name: Stephen C. Scott

Title: CEO

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

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